Exhibit 15.3

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-267654) of NaaS Technology Inc. (the “Company”) of our report dated May 9, 2024, with respect to the consolidated financial statements of NaaS Technology Inc. in this Annual Report (Form 20-F) for the year ended December 31, 2023.

/s/ Centurion ZD CPA & Co
Centurion ZD CPA & Co
Hong Kong
May 9, 2024